QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

PricewaterhouseCoopers LLP	PricewaterhouseCoopers LLP One North Wacker Chicago, IL 60606 Telephone (312) 298-2000 Facsimile (312) 298-2001

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2003, except as to Notes 19, 20, and 23, for which the date is August 15, 2003, and except as to Note 24, for which the date is November 24, 2003, relating to the financial statements and financial statement schedule of SIRVA, Inc., which appears in SIRVA, Inc.'s registration statement on Form S-1, as amended, dated November 24, 2003 (Registration No. 333-108185).

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
November 24, 2003

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS